Exhibit 99.4
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject to
  Section 16:                             [ ]

Name and Address:                         Nicholas J. Singer
                                          650 Madison Avenue, 26th Floor
                                          New York, NY 10022

Issuer and Ticker Symbol:                 Penn Octane Corporation (POCC)

Date of Earliest Transaction:             5/22/08

Relationship to Issuer:                   10% Owner

Designated Filer:                         Standard General L.P.

TABLE I INFORMATION
Title of Security:                        Common Stock
Transaction Date:                         5/22/08
Transaction Code:                         P
Securities Acquired:                      13,000
Acquired or Disposed:                     A
Price:                                    $1.6638
Ownership Form:                           I
Amount Beneficially Owned After
  Transaction:                            3,390,318
Nature of Indirect Beneficial
  Ownership:                              (1)

Title of Security:                        Common Stock
Transaction Date:                         5/23/08
Transaction Code:                         P
Securities Acquired:                      12,500
Acquired or Disposed:                     A
Price:                                    $1.7571
Ownership Form:                           I
Amount Beneficially Owned After
  Transaction:                            3,402,818
Nature of Indirect Beneficial
  Ownership:                              (1)

Signature:

                                          /s/ Nicholas J. Singer
                                          --------------------------------------
                                          Nicholas J. Singer